Exhibit 10.1(3)

MEMORANDUM OF AGREEMENT

This Memorandum of Agreement (“Agreement”) is entered into as of the 2nd day of March, 2012, by and between Delta Motorsport Limited (“Delta”), and VRDT Corporation (“Verdant”) and sets forth the objectives, understandings, and general terms of a commercial agreement between Verdant and Delta (the “Collaboration”).

1.            Principal Collaboration Purpose.  The principal purpose of the Collaboration is for the purchase by Delta of battery and other energy storage systems supplied by Verdant (the “Batteries”) and for the purchase by Verdant of automobiles and other vehicles manufactured and supplied by Delta (the “Vehicles”).  The Collaboration shall take the form of a series of commercial contracts and/or purchase orders and may culminate in a joint venture or other similar agreement whereby the Parties agree to jointly develop project uses for their combined product applications.  Neither party is bound to exclusively use the products or services of the other in its independently-developed projects.

2.            Principal Delta Responsibilities.

a.           Battery Purchase.   Delta shall purchase Batteries from Verdant consistent with Delta’s project-specific volume and specification needs.

b.           Vehicle Supply.   Delta shall provide Verdant with Delta the Vehicles as requested by Verdant at competitive pricing to enable Verdant to distribute and resell the vehicles consistent with Verdant’s project-specific needs and identified markets.

c.           Vehicle Support, Service, and Training.   Delta shall provide Vehicle support and service to Verdant for any Vehicles purchased by Verdant pursuant to this Agreement. Additionally, Delta shall provide training to Verdant’s identified personnel to provide support and service for Verdant’s customers.

3.           Principal Verdant Responsibilities.

a.           Battery Supply.   Verdant will supply Delta with a sufficient capacity of Batteries to meet Delta’s orders in accordance with the required specifications of each specific order.

b.           Battery Management Systems and Control Systems.  Verdant will also supply Delta with Battery management systems and Battery control systems in a sufficient capacity to meet Delta’s orders in accordance with the required specifications of each specific order.

c.           Pricing.  The specific pricing schedule will be determined on a project basis by way of project-specific commercial agreements detailing quantity and specification requirements for the Batteries.  Verdant generally agrees to provide the Batteries to Delta at a competitive price.

d.           Battery and Battery Management Systems Support and Service.   Verdant shall provide the requisite support and serviceability for the Batteries and Battery Management Systems supplied to Delta pursuant to this Agreement.

4.            Consideration.

a.           Commercial Agreements.  The parties contemplate that the Collaboration will involve a series of commercial agreements and purchase orders pursuant to which Verdant and Delta will provide goods and/or services to each other.  It is anticipated that the principal consideration in such agreements will be payments in cash or cash equivalents.

b.           Joint Venture or Collaboration Arrangements.  The parties also contemplate that the parties may form one or more venture entities in which each party will have an equity ownership and/or economic participation rights.  In addition, the parties contemplate that the Collaboration will include exchanges of stock of Verdant and/or Delta.  The Parties agree to hold regular meetings between its management teams to discuss future opportunities or ventures.

5.            Term.   The initial term of the Collaboration will be three (3) years.  The Collaboration term will be subject to automatic renewal for successive three-year (3-year) periods.

6.            Notices.   All notices shall be in writing and delivered in person or sent by first class certified or registered airmail, postage prepaid, by recognized overnight courier, or by electronic mail or facsimile transmission, if confirmed or acknowledged, to the address specified below or to such other address as may be specified in writing by the addressed party to the other party.  If notice is sent by electronic mail or facsimile transmission, a copy shall concurrently be sent by a permitted means other than electronic mail or facsimile transmission; provided, however, that in such event the effectiveness of such notice shall be based on the electronic mail or facsimile transmission notice.

If to Delta:

Unit 2250 Silverstone Technology Park
Silverstone Circuit
Northamptonshire
NN12 8GX

If to Verdant:

VRDT Corporation
12223 Highland Avenue, Suite 106-542
Rancho Cucamonga, California 91739

7.            Miscellaneous.

a.           No Solicitation.   During the term of the Collaboration, neither party will solicit for employment any person at the time employed by and/or working on behalf of the other.

b.           Force Majeure.   Neither party shall be liable for failure to perform, in whole or in part, its obligations under this Agreement if such failure is caused by any event or condition not reasonably within the control of the affected party, including by events of nature, fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of governmental, judicial, administrative, military or other authorities, riots, insurrections, or any other cause beyond the control of the parties; provided, that the affected party promptly notifies the other party of the occurrence of the event of force majeure and takes all reasonable steps necessary to minimize the disruption to the other party and to resume performance of its obligations so interfered with.

c.           Disputes; Arbitration.   Any dispute, controversy or claim arising out of or relating to this Agreement will be referred to and finally determined by confidential arbitration in accordance with the JAMS International Arbitration Rules.  The tribunal will consist of one arbitrator from JAMS’s panel of neutrals, who shall be a retired judge, preferably with experience in the renewable energy industry.  Each party may object to one JAMS selected arbitrator.  Any arbitrator shall serve as a neutral, independent and impartial arbitrator.  The place of arbitration will be Los Angeles, California, United States of America.  The language to be used in the arbitral proceedings will be English.  Judgment upon the award rendered by the arbitrator may be entered exclusively in the courts within the jurisdiction of the state courts of Los Angeles County, California or the United States District Courts for the Central District of California (collectively, the “LA Courts”).  In the event of such suit, action or other adversary proceeding and solely for purposes of such an action or proceeding, the Parties hereto (a) submit to the exclusive personal jurisdiction of the LA Courts, (b) expressly waive any right they may have to a jury trial and agree that any such proceeding shall be tried by a judge without a jury, and (c) expressly covenant not to bring any such suit or claim before any other judicial tribunal. Each party will pay their own attorneys’ fees and costs, subject to final award as determined by the arbitrator.  Arbitration may be commenced by written notice to the other to its address specified above with concurrent notice to the arbitration administrator.

d.           Entire Agreement.   This Agreement sets forth the entire understanding between Delta and Verdant with respect to the subject matter hereof and merges all prior agreements, dealings, negotiations, promises, representations and communications.  No modification, alteration or amendment of this Agreement (whether express, implied, by custom, course of dealing or otherwise) shall be effective unless in writing and signed by both parties.

e.           Assignment and Delegation.   Except as expressly permitted under their terms, none of the rights and obligations created hereunder may be assigned, transferred, pledged, delegated or otherwise encumbered or disposed of, in whole or in part, whether voluntarily or by operation of law or otherwise, by any party without the prior written consent of the other party, which consent shall not unreasonably be withheld.

f.           Applicable Law.  This Agreement is governed by and under the laws of the State of California.  If any term or provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed severed from this Agreement and a reasonable valid provision to be mutually agreed upon shall be substituted.  In the event that no reasonable valid provision can be so substituted, the remaining provisions of this Agreement shall remain in full force and effect, and shall be construed and interpreted in a manner that corresponds as far as possible with the intentions of the Parties.

g.           Warranties.  Each Party expressly represents and warrants that it is free to enter into this Agreement and that it has not made and will not make any creations or commitments in conflict with the provisions hereof.  Each Party further represents and warrants that this Agreement, and the performance of its respective obligations, and the consummation of the transactions contemplated hereunder have been duly authorized and approved by all necessary action, and all necessary consents or permits have been obtained, and neither the execution of this Agreement nor the performance of the Party’s obligations hereunder will violate any term or provision of any valid contract or agreement to which such party is subject and/or by which such party is bound.  No further actions or consents are necessary to make this Agreement a valid and binding contract, enforceable against the respective parties in accordance with the terms contained herein.

h.           Construction.  The captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision contained herein.  All terms defined in herein in the singular form shall have comparable meanings when used in the plural form and vice versa.  No uncertainty or ambiguity in this Agreement shall be construed or resolved using any presumption against any Party.  On the contrary, each Party acknowledges that this Agreement has been reviewed by its legal counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intention of the Parties.

i.           Amendment and Waiver.   This Agreement may not be modified, amended or waived, except by a writing executed by the signatories, below, unless said signatory has been replaced in his position, in which case, the signature of such person replacing said signatory shall be sufficient.  Under no circumstance or conditions shall any other conduct be relied upon by the Parties.

j.           Execution.  This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement that is binding on all Parties, notwithstanding that all Parties are not signatories to the original or the same counterpart.  Facsimile and PDF signatures shall be acceptable as if original signatures had been exchanged.

In Witness Whereof, the undersigned have caused this Memorandum of Agreement to be signed by their duly authorized officers as of the date first above written.

VRDT Corporation

By:	Graham Norton-Standen/Executive Chairman

Delta Motorsport, Limited

By:	Simon Dowson/Managing Director